Exhibit 32.2

SECTION 1350 CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of Dresser, Inc. (“Dresser”) on Form 10-Q for the period ended March 31, 2004 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dresser as of the dates and for periods presented as required by such Report.

Dated: May 13, 2004

/s/ James A. Nattier

James A. Nattier Executive Vice President and Chief Financial Officer